         Filed with the Securities and Exchange Commission on December 21, 2000.
                                                  Registration No. 333-________.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          WORTHINGTON INDUSTRIES, INC.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Ohio                                                31-1189815
-------------------------------                                 ----------
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                    1205 DEARBORN DRIVE, COLUMBUS, OHIO   43085
               (Address of Principal Executive Offices) (Zip Code)
               ---------------------------------------------------

                          WORTHINGTON INDUSTRIES, INC.
                2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                -------------------------------------------------
                            (Full Title of the Plan)

                             DALE T. BRINKMAN, ESQ.
                               1205 DEARBORN DRIVE
                              COLUMBUS, OHIO 43085
                              --------------------
                     (Name and Address of Agent for Service)

                                 (614) 438-3001
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================
    Title Of           Amount To          Proposed       Proposed Maximum      Amount Of
Securities To Be          Be          Maximum Offering   Aggregate Offering  Registration
  Registered          Registered     Price Per Share(1)       Price(1)            Fee
-------------------------------------------------------------------------------------------
 common shares,                         $9.00/28,000
 no par value          250,000         $7.59375/222,000     $1,937,812.50       $512.00
-------------------------------------------------------------------------------------------

         (1) Estimated solely for the purpose of calculating the registration fee; pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933 and computed on the basis: (a) $9.00 per share for 28,000 of the common shares to be registered, which is the price at which options to purchase these common shares may be exercised; and (b) $7.59375 per share for 222,000 of the common shares to be registered, which is the average of the high and low sales prices of the common stock as reported on the New York Stock Exchange on December 19, 2000.
================================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
------------------------------------------------

         The following documents and information heretofore filed by Worthington Industries, Inc. ("Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 2000;

         (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2000;

         (c)     Registrant's Form 8-K filed October 19, 2000;

         (d) The description of the Common Shares of Registrant contained in Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1998; and

         (e) Any definitive proxy statement or information statement filed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and all documents which may be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the completion of the offering contemplated by the Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
----------------------------------

         Not applicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

         Dale T. Brinkman is Vice President-Administration, General Counsel and Secretary of the Registrant and is an employee and not eligible to participate in the Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors. As of November 30, 2000, Mr. Brinkman owned 38,755 common shares of the Registrant and held options to purchase 58,000 additional shares at various exercise prices.

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


Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

              Under Section 1701.13(E) of the Ohio Revised Code (the "OGCL"), directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by them to the extent they are successful in defense of any action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such proceeding. A director, officer, employee or agent is entitled to such indemnification if such person's success is "on the merits or otherwise". Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director's act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

              Section 1701.13(E) of the OGCL permits a corporation to indemnify directors, officers, employees or agents of the corporation in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in actions other than derivative actions if the indemnitee has acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee's conduct was unlawful. Such indemnification is permitted against expenses (including attorneys' fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee.

              An Ohio corporation may also provide indemnification in derivative actions for attorneys' fees and expenses actually and reasonably incurred in connection with the defense or settlement of an action if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of such actions. The corporation may not indemnify a director, officer, employee or agent in such actions for attorneys' fees and expenses if such person is adjudged to be liable for negligence or misconduct in the performance of such person's duties to the corporation unless, and only to the extent that, a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

              Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of any other rights granted to those persons seeking indemnification under the articles, the regulations, any agreement, a vote of the shareholders or disinterested directors, or otherwise.

              The OGCL grants express power to an Ohio corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit


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

and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

              The Code of Regulations of Registrant (the "Regulations") provides for broader indemnification than specifically afforded under Section 1701.13(E) of the OGCL. The Regulations provide that Registrant must indemnify officers and directors against expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement incurred in connection with any pending, threatened or completed action (whether criminal, civil, administrative or investigative) by reason of the fact that any such individual is or was a director, officer, employee, agent or volunteer of Registrant or is or was serving at the request of Registrant as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or other entity so long as such individual's act or omission was not occasioned by such individual's intent to cause injury to, or by such individual's reckless disregard for the best interests of, Registrant and, with respect to any criminal matter, such individual had no reasonable cause to believe such individual's conduct was unlawful. The Regulations forbid Registrant from indemnifying an officer or director if such person is adjudged to be liable for an act or omission occasioned by such person's deliberate intent to cause injury to, or by such person's reckless disregard for the best interests of, Registrant unless and only to the extent a court, in view of all the circumstances, concludes that such person is fairly and reasonably entitled to such indemnity as the court deems proper. The Regulations recite a presumption (which may only be rebutted by clear and convincing evidence) that no act or omission by a director or officer was occasioned by an intent to cause injury to, or by a reckless disregard for the best interests of, Registrant, and with respect to any criminal matter, that no director or officer had reasonable cause to believe his or her conduct was unlawful.

              The Regulations state that the indemnification provided thereby is not exclusive of any other rights to which any person seeking indemnification may be entitled. Additionally, the Regulations provide that Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or volunteer of Registrant, or who is or was serving another entity at the request of Registrant, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not Registrant would have the obligation or power to indemnify such person under the Regulations. The Regulations also authorize Registrant to purchase and maintain trust funds, letters of credit or self-insurance on behalf of any person who is or was a director, officer, employee, agent or volunteer of Registrant or who is or has served another entity at the request of Registrant.

              The Board of Directors of Registrant has in the past and may in the future maintain insurance to insure its present or former directors, officers and employees against liabilities and expenses arising out of any claim or breach of duty, error, misstatement, misleading statement, omission or other acts done by reasons of their being such directors, officers or employees of Registrant.


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

Item 7. Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

         (a) Exhibits. The following exhibits are filed herewith and made a part hereof:

         5 Opinion of Dale T. Brinkman, General Counsel of the Company, as to the validity of the securities being registered.

         10 Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10(g) of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2000.

         23(a)   Consent of Independent Auditors.

         23(b)   Consent of Counsel (included in Exhibit 5)

         24      Powers of Attorney

Item 9.  Undertakings.
---------------------

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

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

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this
Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 21, 2000.

                                  WORTHINGTON INDUSTRIES, INC.



                                  By:  /s/ John T. Baldwin
                                      ----------------------------------------
                                       John T. Baldwin
                                       Vice President, Chief Financial Officer




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


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      *                                   *                    *
----------------------------  -------------------   ----------------------------
John P. McConnell             John H. McConnell     John S. Christie, Director,
Director, Chairman, Chief     Director, Chairman    President, Chief Operating
Executive Office              Emeritus              Officer


/s/John T. Baldwin                     *                     *
----------------------------  -------------------   ----------------------------
John T. Baldwin               John B. Blystone      William S. Dietrich, II
Vice President-Finance,       Director              Director
Chief Financial Officer and
Principal Accounting
Officer

         *                             *                     *
----------------------------  -------------------   ----------------------------
Michael J. Endres             Peter Karmanos, Jr.   Robert B. McCurry
Director                      Director              Director


         *                             *                     *
----------------------------  -------------------   ----------------------------
Gerald B. Mitchell            Sidney A. Ribeau      Mary Schiavo
Director                      Director              Director





*By:  /s/John T. Baldwin      Date: December 21, 2000
    ------------------------       ------------------
      John T. Baldwin,
      Attorney-In-Fact



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